Exhibit 10.2

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 23, 2005 by and among RKB Holding L.P., a Delaware limited partnership (“Holdco”), Republic Property Trust, a Maryland real estate investment trust (“Republic”) and Republic Property Limited Partnership, a Delaware limited partnership (the “Operating Partnership”) and wholly owned operating partnership subsidiary of Republic.

RECITALS

WHEREAS, Republic and the Operating Partnership are considering engaging in a series of related transactions pursuant to which, among other things, (i) the Operating Partnership would acquire interests in various limited liability companies that own real estate properties, and (ii) Republic would effect an initial public offering of its common shares of beneficial interest, par value $0.01 per share (“REIT Shares”), and contribute the proceeds therefrom for a like number of units of partnership interest in the Operating Partnership (the “IPO”, and together with the other transactions in connection therewith, the “IPO Transaction”);

WHEREAS, the parties hereto have determined that, in order to facilitate the IPO, it is in their respective best interests, on the terms and subject to the conditions hereinafter set forth, that (i) Holdco be merged with and into the Operating Partnership, with the Operating Partnership surviving, (ii) the outstanding limited partnership interests in Holdco (the “Limited Partnership Interests”) and the outstanding general partnership interest in Holdco (collectively with the Limited Partnership Interests, the “Partnership Interests”) be converted into the right to receive the Merger Consideration (as defined below), (iii) the Operating Partnership succeed to the liabilities of Holdco, including (a) an outstanding loan (the “Finco Loan”) owed by Holdco to RKB Finance L.P., a Cayman exempted limited partnership (“Finco”), and (b) any tax liabilities incurred by Holdco arising as a result of the Merger (as defined below), and (iv) the Operating Partnership repay the Finco Loan with a combination of REIT Shares and/or cash;

WHEREAS, RKB Washington Property Fund I (General Partner) LLC, a Delaware limited liability company and the general partner of Holdco (the “General Partner”), has determined that the Merger, including this Agreement, is advisable, fair to, and in the best interest of holders of Limited Partnership Interests (the “Limited Partners”, and collectively with the General Partner, the “Holdco Partners”), and has approved the Merger and this Agreement, and resolved to recommend that the Limited Partners approve the Merger and this Agreement, pursuant to a written consent of the General Partner dated as of July 21, 2005;

WHEREAS, Republic, as the general partner of the Operating Partnership, has determined that the Merger, including this Agreement, is advisable, fair to and in the best interests of the Operating Partnership and its sole limited partner, approved the Merger and this Agreement, and directed that the Merger and this Agreement be submitted for consideration by the sole limited partner of the Operating Partnership, pursuant to a unanimous written consent of the board of trustees of Republic dated as of September 23, 2005;

WHEREAS, as of the date hereof, Limited Partners who, in the aggregate, hold more than fifty percent (50%) of the percentage interest in the profits of Holdco have approved the Merger pursuant to a Merger Consent and Consideration Election Form (the “Election Form”), a form of which was attached to the Confidential Solicitation of Consents and Information Statement, as amended (the “Information Statement”) previously delivered by Holdco, Republic and Finco to each Limited Partner on July 22, 2005; and

WHEREAS, the sole limited partner of the Operating Partnership approved and adopted the Merger, including this Agreement, on the terms and subject to the conditions set forth herein, pursuant to a written consent dated as of September 23, 2005.

NOW, THEREFORE, for good and valuable consideration and in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, the parties, each intending to be legally bound hereby, agree as follows:

ARTICLE 1

THE MERGER; CLOSING; EFFECTIVE TIME

1.1.          THE MERGER.  Subject to the terms and conditions of this Agreement, and in accordance with the provisions of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), at the Effective Time (as defined below), Holdco shall be merged with and into the Operating Partnership and the separate existence of Holdco shall thereupon cease (the “Merger”). The Operating Partnership shall be the surviving entity in the Merger (sometimes hereinafter referred to as the “Surviving Company”) and shall continue to be governed by the laws of the State of Delaware, and the separate existence of the Operating Partnership as a Delaware limited partnership, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.  The Merger shall have the effects specified in the DRULPA.

1.2.          THE CLOSING.  Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place (a) at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C., 20004, on the day upon which all of the conditions to the Merger shall have been satisfied or waived in writing, or (b) at such other time, date or place as Holdco, Republic and the Operating Partnership may agree.  The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

1.3.          EFFECTIVE TIME.  If all the conditions to the Merger set forth in Article 7 shall have been satisfied or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 8, upon the Closing, the parties hereto shall cause a certificate of merger substantially in the form attached hereto as Exhibit A (the “Certificate of Merger”) to be executed and filed with the Office of the Secretary of the State of Delaware, as provided in Section 17-211(c) of the DRULPA.  The Merger shall become effective at the time and on the date specified in the Certificate of Merger filed with the Secretary of State of the State of Delaware or, absent any such indication, upon acceptance of filing (the “Effective Time”).

ARTICLE 2

NAME, CERTIFICATE OF LIMITED PARTNERSHIP

AND AGREEMENT OF LIMITED PARTNERSHIP

OF THE SURVIVING COMPANY

2.1.          NAME AND LOCATION OF SURVIVING COMPANY.  The name of the Surviving Company, “Republic Property Limited Partnership,” shall continue unchanged at the Effective Time.

2.2.          CERTIFICATE OF LIMITED PARTNERSHIP.  The certificate of limited partnership of the Operating Partnership shall be the certificate of limited partnership of the Surviving Company until thereafter changed or amended in accordance with the provisions thereof and applicable law.

2.3.          AGREEMENT OF LIMITED PARTNERSHIP.  The Agreement of Limited Partnership of the Operating Partnership as in effect immediately prior to the Effective Time shall be the agreement of limited partnership of the Surviving Company until thereafter changed or amended in accordance with the provisions thereof and applicable law.

ARTICLE 3

GENERAL PARTNER OF THE SURVIVING COMPANY

3.1.          GENERAL PARTNER.  Republic, the general partner of the Operating Partnership immediately prior to the Effective Time, shall be the general partner of the Surviving Company immediately following the Effective Time.

ARTICLE 4

EFFECT ON PARTNERSHIP INTERESTS

4.1           EFFECT ON PARTNERSHIP INTERESTS.  In connection with the Merger and related transactions, Holdco and Republic have previously delivered to each Holdco Partner the Information Statement, including the Election Form, pursuant to which, among other things, in connection with the Merger and subject to certain conditions and eligibility requirements set forth in the Information Statement, Holdco and Republic offered each Holdco Partner the option to receive as consideration in the Merger either (i) cash, (ii) REIT Shares, or (iii) a combination of the two, in exchange for each such Holdco Partner’s Partnership Interests.

At the Effective Time, by virtue of the Merger and the duly executed Election Form submitted by each Holdco Partner as of the date hereof, and without any further action on the part of any such Holdco Partner (with certain terms defined in Exhibit B hereto):

(a)           Each Holdco Partner shall be entitled to receive an amount of cash equal to (i) the product of (A) the Holdco Partner’s Share of the Aggregate Exchange Amount multiplied by (B) such Holdco Partner’s Cash Percentage multiplied by (C) 91.5% minus (ii) the product of (A) such Holdco Partner’s Cash Percentage multiplied by (B) such Holdco Partner’s percentage of Total Capital Commitments (as defined in the Holdco limited partnership agreement) in Finco multiplied by (C) the Finco Debt multiplied by (D) 8.5%.

(b)           Each Holdco Partner shall be entitled to receive a number of REIT Shares equal to (i) the product of (A) the Holdco Partner’s Share of the Aggregate Exchange Amount multiplied by (B) such Holdco Partner’s REIT Share Percentage divided by (ii) the initial public offering price of a share of Republic.

(c)           A “Holdco Partner’s Share of the Aggregate Exchange Amount” means the product of (i) the Aggregate Exchange Amount multiplied by (ii) such Holdco Partner’s percentage of Total Capital Commitments (as defined in the Holdco limited partnership agreement) in Holdco.

(d)           A “Holdco Partner’s Cash Percentage” means the percentage of the consideration that such Holdco Partner is entitled to receive in cash in accordance with such Holdco Partner’s Election Form, subject to Section 4.1(f) hereof.

(e)           A “Holdco Partner’s REIT Share Percentage” means the percentage of the consideration that such Holdco Partner is entitled to receive in REIT Shares in accordance with such Holdco Partner’s Election Form, subject to Section 4.1(f) hereof.

(f)            Any Limited Partner that (i) does not complete both the Election Form and an investor questionnaire, a form of which was attached as an exhibit to the Information Statement (the “Investor Questionnaire”), and return them to Holdco on or before the deadline for voting on the Merger set forth in the Information Statement (the “Consent Deadline”), subject to the right of the Operating Partnership, in its sole and absolute discretion, to accept such forms after the Consent Deadline and prior to the initial filing by Republic of its registration statement, to the extent practicable, (ii) is not an Eligible Limited Partner (as defined in the Information Statement), or (iii) votes on the Merger on or before the Consent Deadline, but does not specify a desired form of consideration to be received in the Merger, and, in each case, the requisite level of consent is received and the Merger is consummated, such Limited Partner will be deemed to have elected to receive the Cash Consideration, and no REIT Shares will be issued to such Limited Partner.

(g)           Each Partnership Interest shall no longer be outstanding and shall be canceled and retired and shall cease to exist.

(h)           The aggregate amount of consideration to be paid to Holdco Partners pursuant to Sections 4.1(a) and 4.1(b) hereof shall be referred to as the “Merger Consideration.”

4.2           RIGHTS UPON EXCHANGE.

(a)           The aggregate amount of the Merger Consideration paid upon the surrender for exchange of Partnership Interests in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Partnership Interests.

(b)           At and after the Effective Time, there shall be no transfers on the books and records of Holdco of Partnership Interests which were outstanding immediately prior to the Effective Time.

(c)           No fractional REIT Shares shall be issued pursuant hereto.  The number of REIT Shares issued to any holder of Partnership Interests immediately prior to the Effective Time shall be rounded to the nearest whole REIT Share.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1           REPRESENTATIONS AND WARRANTIES OF HOLDCO.  As a material inducement to the Operating Partnership to enter into this Agreement and to consummate the transactions contemplated hereby, Holdco hereby makes to each of Republic and the Operating Partnership each of the representations and warranties set forth in this Article 5.1, which representations and warranties are true and correct as of the date hereof.

(a)           Organization and Standing.  Holdco has been duly formed and is validly existing as a limited partnership in good standing under the DRULPA with the requisite partnership power and authority to own, lease and operate its assets, conduct the business in which it is engaged and perform its obligations under this Agreement.  Holdco is duly qualified to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases assets, or conducts any business, so as to require such qualification.

(b)           Authority. Holdco has the requisite partnership power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Holdco and the consummation by Holdco of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Holdco.  This Agreement has been duly executed and delivered by Holdco and constitutes the legal, valid and binding agreement of Holdco enforceable against Holdco in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) equitable principles of general applicability relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)           Capital Structure.  All outstanding Partnership Interests are, and all such interests that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DRULPA, the Agreement of Limited Partnership of Holdco or any contract, lease, license, indenture, note, bond or other agreement (a “Contract”) to which Holdco is a party.  There are not any options, warrants, calls, rights, convertible or exchangeable securities, units, commitments, Contracts, arrangements or undertakings to which Holdco is a party (x) obligating Holdco to issue, deliver or sell, or cause to be issued, delivered or sold, additional Partnership Interests or other equity interests in, or any security convertible or exercisable for or exchangeable into any Partnership Interests or other equity interest in, Holdco or

(y) obligating Holdco to issue, grant, extend or enter into any such option, warrant, call, right, security, unit, commitment, Contract, arrangement or undertaking.  As of the date of this Agreement, there are no outstanding contractual obligations of Holdco to repurchase, redeem or otherwise acquire any Partnership Interests.  There are no agreements among Limited Partners, voting trusts or other agreements or understandings to which Holdco is a party or to which it is bound relating to the holding, voting or disposition of the Partnership Interests.

(d)           Litigation.  There is no litigation or proceeding, either judicial or administrative, pending or, to Holdco’s knowledge, threatened, affecting its ability to consummate the transactions contemplated hereby.  There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting Holdco, which in any such case would impair Holdco’s ability to enter into and perform all of its obligations under this Agreement.

(e)           No Insolvency Proceedings.  No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Holdco’s knowledge, threatened against Holdco, nor are any such proceedings contemplated by Holdco.

(f)            No Brokers. Holdco has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of Holdco to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby (other than underwriting fees paid in connection with the IPO).

(g)           Securities Laws Matters. Holdco, for itself and each of the Holdco Partners, acknowledges that (i) Republic and the Operating Partnership intend the offer and issuance of any REIT Shares to any Holdco Partner to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws by virtue of either (A) the status of such Holdco Partner as a “Non-U.S. Person” within the meaning of Rule 902(k) of Regulation S (“Regulation S”) under the Securities Act, and acquisition of the REIT Shares by such Holdco Partner in an “offshore transaction” within the meaning of, and pursuant to, Regulation S, or (B) the status of such Holdco Partner as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) acquiring the REIT Shares in a transaction exempt from registration pursuant to Rule 506 of Regulation D, and (ii) in issuing any REIT Shares pursuant to the terms of this Agreement, Republic and the Operating Partnership are relying on the representations made by each Holdco Partner electing to receive REIT Shares as consideration in the Merger, which representations are set forth in the Investor Questionnaire as set forth on Exhibit C attached hereto.

(h)           Status as a United States Person.  Holdco represents and warrants that it is not a foreign person within the meaning of Section 1445 of the Code. Holdco’s U.S. taxpayer identification number that has previously been provided to the Operating Partnership is correct.  Holdco’s office address is the most recent address previously provided to the Operating Partnership.

(i)            Status as a Corporation for U.S. Federal Income Tax Purposes.  Holdco represents that it has filed a Form 8832 to be treated as a corporation for U.S. federal income tax purposes, which has not been revoked and that it is treated as a corporation for U.S. federal income tax purposes.

5.2           REPRESENTATIONS AND WARRANTIES OF REPUBLIC AND THE OPERATING PARTNERSHIP.  As a material inducement to Holdco to enter into this Agreement and to consummate the transactions contemplated hereby, Republic and the Operating Partnership hereby make to Holdco each of the representations and warranties set forth in this Article 5.2, which representations and warranties are true and correct as of the date hereof.

(a)           Organization and Standing of Republic. Republic has been duly formed and is validly existing as a real estate investment trust in good standing under Maryland law with the requisite power and authority to own, lease and operate its assets, conduct the business in which it is engaged and perform its obligations under this Agreement.   Republic is duly qualified to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases assets, or conducts any business, so as to require such qualification.

(b)           Organization and Standing of the Operating Partnership.  The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the DRULPA with the requisite partnership power and authority to own, lease and operate its assets, conduct the business in which it is engaged and perform its obligations under this Agreement. The Operating Partnership is duly qualified to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases assets, or conducts any business, so as to require such qualification.

(c)           Authority.  Each of Republic and the Operating Partnership has the requisite power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Republic and the Operating Partnership and the consummation by Republic and the Operating Partnership of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Republic and the Operating Partnership.  This Agreement has been duly executed and delivered by Republic and the Operating Partnership and constitutes the legal, valid and binding agreement of Republic and the Operating Partnership enforceable against each of them in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) equitable principles of general applicability relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)           Capital Structure.  All outstanding REIT Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under Republic’s declaration of trust or bylaws or any contract to which Republic is a party or otherwise bound.  There are no bonds, debentures, notes or other indebtedness of Republic having the right to vote with shareholders on any matters on which holders of REIT Shares may vote.  There are not any options, warrants, rights, contracts, arrangements or undertakings of any kind to which Republic is a party or by which Republic is bound obligating it to issue, grant, sell or cause to be issued, granted or sold, additional REIT Shares or other equity interests in, or any security convertible or exercisable for or exchangeable into REIT Shares or other equity interest in, Republic, other than as disclosed in or contemplated by the Information Statement.  The REIT Shares issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable.

(e)           Litigation.  There is no litigation or proceeding, either judicial or administrative, pending or, to Republic’s or the Operating Partnership’s knowledge, threatened, affecting its ability to consummate the transactions contemplated hereby. There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting Republic or the Operating Partnership, which in any such case would impair Republic or the Operating Partnership’s ability to enter into and perform all of its obligations under this Agreement.

(f)            No Insolvency Proceedings. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Republic’s or the Operating Partnership’s knowledge, threatened against Republic or the Operating Partnership, nor are any such proceedings contemplated by the Operating Partnership.

(g)           No Brokers.  Neither of Republic or the Operating Partnership has entered into, and each of them covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of Republic or the Operating Partnership to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby (other than underwriting fees paid in connection with the IPO).

ARTICLE 6

COVENANTS

6.1           CARRYING ON IN THE ORDINARY COURSE OF BUSINESS.  From the date hereof to the Closing Date, each of the parties hereto shall conduct its business in the ordinary course in all material respects, except that each party may take such actions and execute such documents as may be required to effectuate the Merger, the IPO Transactions and any related transactions.

6.2           CONTRIBUTION OF REIT SHARES AND CASH; REPAYMENT OF FINCO LOAN.  On or before the Closing Date, Republic will contribute to the Operating Partnership, in exchange for a like number and value of OP Units, the number of REIT Shares and amount of cash necessary for (a) payment by the Operating Partnership of the aggregate amount of REIT Shares and cash payable by the Operating Partnership pursuant to the terms of this Agreement and (b) repayment by the Operating Partnership of the Finco Loan.  The Operating Partnership shall repay the Finco Loan following the Merger and IPO Transactions.

6.3           FURTHER ASSURANCES.  Holdco shall execute and deliver to Republic and the Operating Partnership all such other and further instruments and documents and take or cause to be taken all such other and further actions as either of them may reasonably request in order to effect the Merger and the other transactions contemplated by this Agreement.

6.4           CONDITIONAL NATURE OF TRANSACTION.  Holdco acknowledges and understands that it is a condition to the Operating Partnership’s obligations to close the transactions contemplated hereby that the other IPO Transactions shall have occurred (or are occurring simultaneously with the Closing), that the occurrence of any of the other IPO Transactions is wholly within the sole and absolute discretion of Republic and the Operating Partnership, and that Holdco has no right to force any of the IPO Transactions to occur, on any terms.

ARTICLE 7

CONDITIONS

7.1           CONDITIONS TO THE OPERATING PARTNERSHIP’S OBLIGATIONS TO EFFECT THE MERGER.  The obligations of Republic and the Operating Partnership to effect the Merger and the other transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by the Operating Partnership and Republic):

(a)           IPO.  The IPO, in such form as Republic, in its sole and absolute discretion, shall have determined to be acceptable, shall have occurred (or is occurring simultaneously with the Closing).

(b)           RPT 1425.  The contribution of interests in RPT 1425 Investors L.P. in such form as Republic, in its sole and absolute discretion, shall have determined to be acceptable shall have occurred.

(c)           Representations and Warranties.  The representations and warranties made by Holdco pursuant to this Agreement shall be true and correct in all material respects when made, and on and as of the Closing Date, as though such representations and warranties were made on the Closing Date.

(d)           Performance.  Holdco shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

(e)           Legal Proceedings.  No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the Merger, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(f)            Consents and Approvals.  All necessary consents of governmental and private parties to effect the Merger and the other transactions contemplated by this Agreement, including, without limitation, consents of any lenders, shall have been obtained.

(g)           Reliance on Regulation S and/or Regulation D.  Republic shall, based on the advice of its counsel and the representations made by any Holdco Partner electing to receive REIT Shares as Merger Consideration in such Holdco Partner’s Investor Questionnaire, be reasonably satisfied that the issuance and the contemplated distribution of REIT Shares to any such Holdco Partner may be made without registration under the Securities Act in reliance on either Regulation S and/or Regulation D under the Securities Act.

(h)           Certification of Non-Foreign Status.  Holdco shall complete and provide to the Operating Partnership a certificate of non-foreign status substantially in the form provided in Section 1.1445-2(b)(2)(iv)(B) of the Treasury regulations.

(i)            USRPHC Certificate.  Holdco shall complete and provide to the Operating Partnership a certificate pursuant to Treasury Regulation Section 1.1445-2(c)(3), signed by Holdco and dated as of the date of the Closing to the effect that Holdco will cease to be a United States real property interest under Section 897(c)(1)(B) of the Internal Revenue Code prior to the deemed liquidation of Holdco for federal income tax purposes.

7.2           CONDITIONS TO HOLDCO’S OBLIGATION TO EFFECT THE MERGER.  The obligation of Holdco to effect the Merger and the other transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by Holdco):

(a)           Representations and Warranties.  The representations and warranties made by Republic and the Operating Partnership pursuant to this Agreement shall be true and correct in all material respects when made, and on and as of the Closing Date, as though such representations and warranties were made on the Closing Date.

(b)           Performance. Republic and the Operating Partnership shall have performed and complied with all agreements and covenants that they each are required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

(c)           Legal Proceedings.  No order, statute, rule, regulation, executive order, injunction, stay, decree, or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the Merger, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

(d)           Consents and Approvals.  All other necessary consents of governmental and private parties to effect the Merger and other transactions contemplated by this Agreement, including, without limitation, consents of any lenders, shall have been obtained; provided, that the foregoing condition shall be deemed to have been satisfied if Republic or the Operating Partnership shall have agreed to fully indemnify the Partners from any loss, liability, claim, damage or expense arising out of the Operating Partnership proceeding to effect the Merger without having obtained a necessary consent.

ARTICLE 8

TERMINATION

8.1           TERMINATION AND ABANDONMENT BY THE OPERATING PARTNERSHIP.  Republic or the Operating Partnership shall have the right to terminate this Agreement and abandon the Merger at any time prior to the filing of the Certificate of Merger, before or after approval by the Holdco Limited Partners or Republic, as the general partner of the Operating Partnership, following the occurrence of any of the following events:

(i)            the determination by Republic, in its sole and absolute discretion, not to proceed with the IPO Transactions; or

(ii)           at any time on or after September 30, 2006, for any reason.

8.2           TERMINATION AND ABANDONMENT BY HOLDCO.  Holdco shall have the right to terminate this Agreement and abandon the Merger at any time and for any reason on or after September 30, 2006 but prior to the filing of the Certificate of Merger, whether or not such termination occurs before or after approval by the Limited Partners.

8.3           EFFECT OF TERMINATION AND ABANDONMENT.   Upon the termination of this Agreement and abandonment of the Merger pursuant to Section 8.1 or 8.2 hereof, this Agreement shall become void and have no effect, and no party shall have any liability to the other in connection with the transactions contemplated hereby, including the Merger, or as a result of the termination of this Agreement; provided, that the foregoing shall not relieve a party of any liability as a result of a breach of any of the terms of this Agreement.

ARTICLE 9

GENERAL PROVISIONS

9.1           ENTIRE AGREEMENT.  This Agreement, the Exhibits and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.  No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

9.2           AMENDMENT.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.3           GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

9.4           COUNTERPARTS.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

9.5           HEADINGS.  Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

9.6           INCORPORATION.  All Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

9.7           SEVERABILITY.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.8           WAIVER OF CONDITIONS.  The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

9.9           NO THIRD-PARTY BENEFICIARIES.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

Republic Property Trust

By:	/s/ Mark R. Keller
Name: Mark R. Keller
Title: Chief Executive Officer

Republic Property Limited Partnership

By: Republic Property Trust, its general partner

By:	/s/ Mark R. Keller
Name: Mark R. Keller
Title: Chief Executive Officer

RKB Holding L.P.

By: RKB Washington Property I
(General Partner) LLC,
its general partner

By:	/s/ Mark R. Keller
Name: Mark R. Keller
Title: Manager

[Signature Page to Holdco Merger Agreement]

Exhibit A

FORM OF CERTIFICATE OF MERGER
OF
RKB HOLDING L.P.
INTO
REPUBLIC PROPERTY LIMITED PARTNERSHIP

Pursuant to Section 17-211(c) of the Delaware Revised Uniform Limited Partnership Act, each of RKB Holding L.P., a Delaware limited partnership (“Holdco”), and Republic Property Limited Partnership, a Delaware limited partnership (the “Operating Partnership”) does hereby certify to the following facts relating to the merger of Holdco with and into the Operating Partnership with the Operating Partnership surviving and continuing as a limited partnership organized under the laws of Delaware (the “Merger”):

FIRST:  The name and jurisdiction of organization of each constituent entity that is to merge are as follows:

Name	Jurisdiction of Organization

RKB Holding L.P.	Delaware

Republic Property Limited Partnership	Delaware

SECOND:  An Agreement and Plan of Merger among Republic Property Trust, a Maryland real estate investment trust (“Republic”), the Operating Partnership and Holdco has been approved and executed by each of the parties thereto.

THIRD:  The name of the surviving limited partnership shall continue to be “Republic Property Limited Partnership.”

FOURTH:  The Merger of Holdco into the Operating Partnership shall be effective on [                ], 2005  at           (Eastern Daylight Time).

FIFTH:  The executed Agreement and Plan of Merger is on file at the place of business of the surviving limited partnership at the following address:

Republic Property Limited Partnership

1280 Maryland Avenue, SW, Suite 280

Washington, D.C. 20024

SIXTH:  The Operating Partnership will furnish a copy of the Agreement and Plan of Merger on request and without cost, to any partner of Holdco or the Operating Partnership.

A-1

IN WITNESS WHEREOF, each of Holdco and the Operating Partnership have caused this Certificate of Merger to be duly executed as of this        th day of              , 2005.

RKB HOLDING L.P.

By: RKB Washington Property I (General Partner) LLC, its general partner

By:
Name: Mark R. Keller
Title: Manager

REPUBLIC PROPERTY LIMITED PARTNERSHIP

By:	Republic Property Trust,
its general partner

By:
Name: Mark R. Keller
Title: Chief Executive Officer

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Exhibit B

MERGER CONSIDERATION FORMULA

Definitions (to the extent not defined in the Merger Agreement):

Aggregate Exchange Amount = (11,090,411 * HSR * PPS) – (TXC+FD)

HSR	=	Holdco Share of RKB Proceeds
TXC	=	Tax Cost
FD	=	Finco Debt
PPS	=	Price Per Share

“Holdco Share of RKB Proceeds” means, at the time of the IPO, the percentage of proceeds distributed to Holdco or its successor in accordance with the partnership agreement of RKB Washington Property Fund I L.P. (the “Fund”) upon a liquidation of the Fund following the contribution of the assets of RKB Washington Property Fund I L.P.

“Tax Cost” means the expected tax liabilities of Holdco as determined at the time of the IPO that will be assumed by the OP.

“Finco Debt” means the sum of the principal and interest outstanding on the loan between Holdco and Finco at the time of the IPO.

“Price Per Share” means the price per REIT Share in the IPO.

Exhibit C

Form of Investor Representations

Form of Regulation S Representations

(1)           Limited Partner is not a U.S. Person as that term is defined in Rule 902(k) of Regulation S.

(2)           Limited Partner is outside the United States as of the date of the execution and delivery of the Investor Questionnaire and will be outside the United States at the time of the closing of the Merger and Finco Distribution and delivery of the REIT Shares.

(3)           Limited Partner is acquiring the REIT Shares for its own account and not for the account or benefit of any U.S. Person.  Upon consummation of the Merger, Limited Partner will be the sole beneficial owner of the REIT Shares issued to Limited Partner pursuant to the Merger and Limited Partner has not pre-arranged any sale with any purchaser or purchasers located or  resident in, or organized under the laws of, the United States.

(4)           Limited Partner is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments and to make an informed decision relating thereto.

(5)           Limited Partner is not a “distributor” as that term is defined in Rule 902(d) of Regulation S of the REIT Shares and Limited Partner is not participating, pursuant to a contractual agreement or otherwise, in the distribution of any such securities.

(6)           Limited Partner is not an affiliate of Republic as that term is defined in Rule 405 under the Securities Act.

(7)           Limited Partner represents and warrants and hereby agrees not to engage in hedging transactions with regard to REIT Shares unless in compliance with the Securities Act.

(8)           Limited Partner acknowledges that investment in REIT Shares involves a high degree of risk, and Limited Partner is aware of these risks and further acknowledges that it can bear the economic risk of an investment in REIT Shares to be issued to Limited Partner hereunder, including the total loss of its investment.

(9)           Limited Partner understands that the REIT Shares to be issued to Limited Partner hereunder have not been and will not be registered under the Securities Act and are being offered and sold to Limited Partner in reliance on specific exemptions from the registration requirements of U.S. securities laws and that Limited Partner is relying upon the truth and accuracy of the representation, warranties, agreements, acknowledgments or understandings of Limited Partner set forth herein in order to determine the applicability of such exemptions and the suitability of Limited Partner to acquire REIT Shares.  Limited Partner agrees that if any such representations, warranty, agreement, acknowledgment and understanding deemed to have been made by virtue of its purchase of REIT Shares is no longer accurate, it shall promptly notify Republic.

(10)         Limited Partner further understands and agrees that the REIT Shares (or any beneficial interest therein) may not be offered or resold, pledged or otherwise transferred by such purchaser except (a) (i) in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S, (ii) pursuant to an effective registration statement under the Securities Act or (iii) pursuant to an available exemption from the registration requirements under the Securities Act, including Rule 144 thereunder, and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.  Limited Partner agrees that if it decides to resell, pledge or otherwise transfer any REIT Shares or any beneficial interest in the REIT Shares prior to one year after the later of (a) the time when the REIT Shares are first offered to persons other than distributors in reliance on Regulation S and (b) the date of closing of the Merger and Finco Distribution and delivery of the REIT Shares (the “distribution compliance period”), it will do so only in compliance with the foregoing.  Limited Partner agrees to, and each subsequent holder is required to, notify any purchaser of the REIT Shares from it of the resale restrictions referred to in this paragraph, if then applicable.  Limited Partner acknowledges that prior to any proposed transfer of REIT Shares other than pursuant to an effective registration statement, the transferee of REIT Shares may be required to provide certifications and other documentation relating to the status of such transferee and the transfer.

(11)         Limited Partner understands that in the view of the SEC, the statutory basis for the exemption claimed for this transaction may be unavailable if the offering of REIT Shares, including, without limitation, any series of transactions relating thereto, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.  Limited Partner is acquiring the REIT Shares to be issued to Limited Partner hereunder for investment purposes and has no present intention to sell the REIT Shares to be issued to Limited Partner hereunder in the United States or to a U.S. Person or for the account or benefit of a U.S. Person.

(12)         Limited Partner expressly acknowledges that, in accordance with the provisions of Regulation S, Republic is required to refuse to register any transfer of the REIT Shares to be issued to Limited Partner hereunder not made in compliance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration.

(13)         Limited Partner expressly acknowledges that until the expiration of the distribution compliance period:

(a)   every purchaser of REIT Shares other than a distributor will be required to certify that it is not a U.S. Person and is not acquiring the REIT Shares for the account or benefit of a U.S. Person or is a U.S. Person who purchased the REIT Shares in a transaction that did not require registration under the Securities Act;

(b)   every purchaser of the REIT Shares will be required to agree to resell such REIT Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration, and will be required to agree not to engage in hedging transactions, directly or indirectly, with regard to REIT Shares unless in compliance with the Securities Act; and

(c)   each distributor selling securities to a distributor, dealer or person receiving a selling commission, fee or other remuneration, will be required to send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.

(14)         Limited Partner acknowledges and hereby agrees that any certificate or certificates representing the REIT Shares to be issued to Limited Partner hereunder shall bear a legend substantially in the following form:

The shares of beneficial interest represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state of the United States and may not be encumbered, pledged, hypothecated, sold, transferred or otherwise disposed of within the United States or to or for the account or benefit of U.S. Persons (as defined in Rule 902(k) of Regulation S under the Securities Act (“Regulation S”)) except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and, in each case in accordance with all applicable securities laws.  The holder may not engage in any hedging transactions with regard to these securities, directly or indirectly, unless conducted in compliance with the Securities Act.

For purposes of Rule 902(k) of Regulation S, “U.S. Person” includes each of the following:

(1)           any natural person resident in the United States;

(2)           any partnership or corporation organized or incorporated under the laws of the United States;

(3)           any estate of which any executor or administrator is a U.S. person;

(4)           any trust of which any trustee is a U.S. person;

(5)           any agency or branch of a foreign entity located in the United States;

(6)           any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit of a U.S. person;

(7)           any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

(8)           any partnership or corporation if: (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts.

Form of Regulation D Representations

The undersigned hereby represents and warrants that he, she or it is an “Accredited Investor,” as such term is defined in Rule 501 under Regulation D, based upon the fact that he, she or it meets at least one of the following requirements (check all that apply):

A.                                                    Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase of the REIT Shares exceeds $1,000,000;

B.                                                    Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

C.                                                    Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

D.                                                    Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

E.                                                     Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the REIT Shares, with total assets in excess of $5,000,000;

F.                                                     Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the REIT Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

G.                                                    Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of Republic; or

H.                                                    Any entity in which all the equity owners are accredited investors as defined in A through G above.

Additional Regulation D Representations

(1)           Limited Partner has had access to and has received such financial and other information regarding Republic and the REIT Shares as Limited Partner deems necessary in order to make its investment decision to purchase the REIT Shares.  If Limited Partner has had any questions regarding Republic or the REIT Shares, Limited Partner has asked these questions and has received answers from representatives of Republic.  Limited Partner has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person other than Republic.

(2)           Limited Partner is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the acquisition of the REIT Shares and Limited Partner is able to bear the economic risks of such an investment.  In the normal course of its business, Limited Partner invests in or purchases securities similar to the REIT Shares.  Limited Partner is aware that it may be required to bear the economic risk of an investment in the REIT Shares for an indefinite period of time, and it is able to bear such risk for an indefinite period.  Limited Partner has relied upon its own tax, legal and financial advisors in connection with its decision to purchase the REIT Shares.  Limited Partner is an “accredited investor” within the meaning of Rule 501(a) of Regulation D.

(3)           Limited Partner is acquiring the REIT Shares for its own account.

(4)           Limited Partner is not acquiring the REIT Shares with a view to or for the purposes of resale, distribution or fractionalization, in whole or in part, of the REIT Shares.

(5)           Limited Partner acknowledges that such REIT Shares have not been and will not be registered under the Securities Act and are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act.  Limited Partner acknowledges that if Limited Partner decides to resell or otherwise transfer the REIT Shares, then the REIT Shares may be resold or transferred only if (a) at the time the transferee’s buy order is originated, the transferee is, or Limited Partner reasonably believes the transferee is, outside the United States and such offer is otherwise made in accordance with Regulation S, (b) such REIT Shares are sold pursuant to an effective Registration Statement under the Securities Act or (c) such REIT Shares are sold in a transaction that does not require registration under the Securities Act, including Rule 144 thereunder, or any applicable laws of the states of the United States.  Limited Purchaser acknowledges that prior to any proposed transfer of REIT Shares other than pursuant to an effective registration statement, the transferee of REIT

Shares may be required to provide certifications and other documentation relating to the status of such transferee and the transfer.

(6)           Limited Partner agrees that so long as the REIT Shares are “restricted securities” as defined in Rule 144 under the Securities Act, it shall notify each transferee of REIT Shares from it that (a) such REIT Shares have not been registered under the Securities Act, (b) such REIT Shares are subject to the restrictions on the resale or other transfer thereof described in paragraph 5 above, (c) such transferee shall be deemed to have represented (i) as to its status as a purchaser acquiring the REIT Shares in an offshore transaction pursuant to Regulation S under the Securities Act or in transaction that does not require registration under the Securities Act or any applicable laws of the states of the United States and (ii) that such transferee is not an “underwriter” within the meaning of Section 2(11) of the Securities Act and (d) such transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing.

(7)           Limited Partner agrees that each of the certificates for, or other written evidences of, the REIT Shares will bear a legend substantially in the following form:

The shares of beneficial interest represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state of the United States and may not be encumbered, pledged, hypothecated, sold, transferred or otherwise disposed of within the United States except pursuant to registration under the Securities Act or pursuant to an available exemption from registration and, in each case in accordance with all applicable securities laws.

(8)          Limited Partner understands that the REIT Shares to be issued to Limited Partner hereunder have not been and will not be registered under the Securities Act and are being offered and sold to Limited Partner in reliance on specific exemptions from the registration requirements of U.S. securities laws and that Republic is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Limited Partner set forth herein in order to determine the applicability of such exemptions and the suitability of Limited Partner to acquire REIT Shares.  Limited Partner agrees that if any such representations, warranty, agreement, acknowledgment and understanding deemed to have been made by virtue of its purchase of REIT Shares is no longer accurate, it shall promptly notify Republic.